UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-55973	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

The sole purpose of this Amendment to Current Report on Form 8-K is to included conformed signature on the signature page. Other than specifically set forth herein, this Amendment does not change any of the other information contained therein.

Item 1.01.   Entry into a Material Definitive Agreement.

On October 17, 2014, High Performance Beverages Company, a Nevada corporation (the “Company”), sold a Convertible Promissory Note in the principal amount of $500,000 with an interest rate of 1% per annum (the “Note”). The Note matures on April 17, 2015 (“Maturity Date”) and all overdue principal and interest will bear interest at the rate of 20% per annum.

The Note may be converted into common stock of the Company on or after the day that is twelve months from the date of issuance at 56% multiplied by the lowest trading price for the common stock during the five trading days prior to the conversion date. The Note shall not be converted to the extent that such conversion would result in beneficial ownership by the holder and its affiliates to own more than 4.99% of the issued and outstanding shares of the Company’s common stock. Such limitations on conversion may be waived by the Note holder upon with not less than 61 days’ prior notice to the Company.

The foregoing descriptions of the Note referred to above do not purport to be complete and are qualified in its entirety by reference to the Note, a copy of which are attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 since, among other things, the transaction did not involve a public offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	Convertible Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFOMANCE BEVERAGES COMPANY

Dated: October 30, 2014	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer

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